Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 033-44877, No. 033-54075, and No. 333-38752) pertaining to the Wellman, Inc. Retirement Plan of our report dated June 26, 2008, with respect to the financial statements and supplemental schedule of the Wellman, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Charlotte, North Carolina
July 15, 2008